SECOND AMENDMENT TO THE
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
CENTERSPACE, LP, A NORTH DAKOTA LIMITED PARTNERSHIP

DESIGNATION OF SERIES E PREFERRED UNITS

September 1, 2021

Pursuant to Section 4.02 and Article XI of the Amended and Restated Agreement of Limited Partnership of Centerspace, LP, formerly known as IRET Properties, a North Dakota Limited Partnership (the “Partnership”), as amended by the First Amendment to the Agreement of Limited Partnership, (as amended, the “Partnership Agreement”), the General Partner hereby amends the Partnership Agreement as follows in connection with, among other matters, the designation and issuance of up to 1,890,957 Series E Preferred Units (as defined below) in exchange for the contribution by a new Limited Partner to the Partnership of certain property:

Series E Preferred Units

1.Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Partnership Agreement, including the previous amendment thereto. In addition to other terms defined in this Amendment, the following defined terms used in this Amendment and the Partnership Agreement shall have the meanings specified below:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

 “Series E Conversion Date” shall mean the date specified in a Series E Conversion Notice on which the holder of Series E Preferred Units will be required to convert Series E Preferred Units into Partnership Units; provided, however, that the proposed Series E Conversion Date may not be less than 30 days, nor more than more than 60 days, after the date the Series E Conversion Notice is delivered.

“Series E Conversion Notice” shall mean a written notice delivered by the Partnership to a holder of Series E Preferred Units that such holder convert Series E Preferred Units for Partnership Units. Each Series E Conversion Notice must specify the number of Series E Preferred Units to be exchanged and the proposed Series E Conversion Date.

“Series E Distribution Payment Date” shall have the meaning provided in Section 5(a).

 “Series E Exchange Date” shall mean the date specified in a Series E Exchange Notice on which the holder of Series E Preferred Units proposes to exchange Series E Preferred Units for Partnership Units; provided, however, that the proposed Series E Exchange Date (i) must be the last day of a fiscal quarter, and (ii) may not be less than 30 days, nor more than more than 60 days, after the date the Series E Exchange Notice is delivered.

“Series E Exchange Notice” shall mean a written notice delivered by a holder of Series E Preferred Units to the General Partner of such holder’s election to exchange Series E Preferred Units for Partnership Units. Each Series E Exchange Notice must specify the number of Series E Preferred Units to be

70854562v4

exchanged and the proposed Series E Exchange Date. No Series E Exchange Notice may be delivered to the General Partner in the last 30 days of a fiscal quarter.

“Series E Junior Preferred Units” shall have the meaning provided in Section 4.

“Series E Liquidating Distributions” shall have the meaning provided in Section 6(a).

“Series E Parity Preferred Units” shall have the meaning provided in Section 4.

“Series E Preferred Return” shall have the meaning provided in Section 5(a).

“Series E Preferred Units” shall have the meaning provided in Section 2.

2.Designation and Number.  A series of Preferred Units, designated the “Series E Preferred Units”, is hereby established.  The number of authorized Series E Preferred Units shall be 1,890,957.

3.Maturity.  The Series E Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

4.Rank.  The Series E Preferred Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to all classes or series of Partnership Units of the Partnership and to any class or series of Preferred Units expressly designated as ranking junior to the Series E Preferred Units as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership (collectively, the “Series E Junior Preferred Units”); (b) on a parity with any class or series of Preferred Units issued by the Partnership, including, without limitation, the Series D Preferred Units, expressly designated as ranking on a parity with the Series E Preferred Units as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership (the “Series E Parity Preferred Units”); and (c) junior to any class or series of Preferred Units issued by the Partnership, including, without limitation, the Series C Preferred Units, expressly designated as ranking senior to the Series E Preferred Units as to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership.  The term “Preferred Units” does not include convertible or exchangeable debt securities of the Partnership, which will rank senior to the Series E Preferred Units prior to conversion or exchange.  The Series E Preferred Units will also rank junior in right or payment to the Partnership’s existing and future indebtedness.

5.Distributions.

(a)Subject to the preferential rights of holders of any class or series of Preferred Units of the Partnership expressly designated as ranking senior to the Series E Preferred Units as to distributions, the holders of Series E Preferred Units shall be entitled to receive, out of funds of the Partnership legally available for payment of distributions, cumulative cash distributions at the rate of 3.875% per annum of the $100.00 per Series E Preferred Unit issue price (equivalent to a fixed annual amount of $3.875 per unit) (the “Series E Preferred Return”).  The Series E Preferred Return shall be paid only when, as and if authorized by the General Partner and declared by the Partnership, but if the Series E Preferred Return is not paid quarterly, it shall continue to accrue and be cumulative as provided below. Distributions on the Series E Preferred Units shall accrue and be cumulative from (but excluding) the date of original issue of any Series E Preferred Units and shall be payable quarterly, in equal amounts, in arrears, on or about the last day of each March, June, September and December of each year (each a “Series E Distribution Payment Date”) for the period ending on such Series E Distribution

70854562v4

Payment Date, commencing on September 30, 2021.  If any date on which distributions are to be made on the Series E Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The amount of any distribution payable on the Series E Preferred Units for any partial distribution period will be prorated and computed on the basis of twelve 30-day months and a 360-day year.  Distributions will be payable in arrears to holders of record of the Series E Preferred Units as they appear on the records of the Partnership at the close of business on the applicable record date, which shall be the fifteenth Business Day of the month in which the applicable Series E Distribution Payment Date occurs or such other date designated by the General Partner of the Partnership for the payment of distributions that is not more than 90 nor fewer than ten days prior to such Series E Distribution Payment Date.  A “distribution period” shall mean the period commencing from and including, the Series E Distribution Payment Date to, but excluding, the next succeeding Series E Distribution Payment Date; provided, however, that the initial distribution period shall be the period from, but excluding, September 1, 2021 to, but excluding, October 1, 2021.

(b)No distributions on the Series E Preferred Units shall be authorized by the General Partner or declared, paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner, the Trust or the Partnership, including any agreement relating to the indebtedness of any of them, prohibits such authorization, declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)Notwithstanding anything to the contrary contained herein, distributions on the Series E Preferred Units will accrue whether or not the restrictions referred to in Section 5(b) above exist, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared

(d)Except as provided in Section 5(e) below, no distributions shall be declared and paid or set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any Partnership Units, Series E Parity Preferred Units or Series E Junior Preferred Units of the Partnership (other than a distribution paid in units of, or options, warrants or rights to subscribed for or purchase units of, Partnership Units or Series E Junior Preferred Units) for any period, nor shall units of any class or series of Partnership Units, Series E Parity Preferred Units or Series E Junior Preferred Units be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of any such units by the Partnership, directly or indirectly (except by conversion into or exchange for units of, or options, warrants or rights to purchase of subscribed for units of, Partnership Units or Series E Junior Preferred Units, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of Series E Preferred Units and all holders of Series E Parity Preferred Units), unless full cumulative distributions on the Series E Preferred Units for all past distribution periods shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. The foregoing

70854562v4

sentence will not prohibit (i) distributions payable solely in Partnership Units or Series E Junior Preferred Units, or (ii) the conversion of Series E Junior Preferred Units or Series E Parity Preferred Units into Partnership Units or Series E Junior Preferred Units.

(e)When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series E Preferred Units and any Series E Parity Preferred Units, all distributions declared on the Series E Preferred Units and any Series E Parity Preferred Units shall be declared pro rata so that the amount of distributions declared per Series E Preferred Unit and such Series E Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series E Preferred Unit and such Series E Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions on any Series E Parity Preferred Units for prior distribution periods if such Series E Parity Preferred Units do not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series E Preferred Units which may be in arrears.

(f)Holders of Series E Preferred Units shall not be entitled to any distribution, whether payable in cash, property or units of the Partnership, in excess of full cumulative distributions on the Series E Preferred Units as provided above.  Any distribution made on the Series E Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such units which remains payable.  Accrued but unpaid distributions on Series E Preferred Units will accumulate as of the Series E Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be.

(g)For the avoidance of doubt, in determining whether a distribution (other than upon voluntary or involuntary liquidation) by distribution, redemption or other acquisition of Partnership Units or Preferred Units is permitted under North Dakota law, no effect shall be given to the amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of Partnership Interests whose preferential rights are superior to those receiving the distribution.

6.Liquidation Preference.

(a)Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, before any distribution or payment shall be made to the holders of any Partnership Units or Series E Junior Preferred Units, the holders of the Series E Preferred Units then outstanding shall be entitled to be paid, or have the Partnership declare and set apart for payment, out of the assets of the Partnership legally available for distribution to its Partners after payment or provision for payment of all debts and other liabilities of the Partnership, a liquidation preference in cash or property at fair market value, as determined by the General Partner, of $100.00 per Series E Preferred Unit plus an amount equal to any accrued and unpaid distributions to, and including, the date of payment or the date the liquidation preference is set apart for payment (the “Series E Liquidating Distributions”).

(b)If upon any such voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the available assets of the Partnership are insufficient to pay the full amount of the Series E Liquidating Distributions on all outstanding Series E Preferred Units and the corresponding amounts payable on all outstanding Series E Parity Preferred Units, then the holders of Series E Preferred Units and Series E Parity Preferred Units shall share ratably in

70854562v4

any such distribution of assets in proportion to the full Series E Liquidating Distributions to which they would otherwise be respectively entitled.

(c)Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of the Series E Preferred Units and any Series E Parity Preferred Units, any other series or class or classes of Series E Junior Preferred Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Units and any Series E Parity Preferred Units shall not be entitled to share therein.

(d)After payment of the full amount of the Liquidating Distributions to which they are entitled, holders of Series E Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

(e)For the avoidance of doubt, the consolidation or merger of the Partnership with or into another entity, the merger of another entity with or into the Partnership, a statutory unit exchange by the Partnership or the sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Partnership shall not be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

7.Exchange Rights.

(a)Exchange. The holders of Series E Preferred Units shall be entitled to exchange Series E Preferred Units for Partnership Units, at any time and at their option, on the following terms and subject to the following conditions:

(i)At any time after the date hereof, each holder of Series E Preferred Units at its option may exchange each of its Series E Preferred Units for 1.20482 Partnership Units; provided, however, that no Series E Preferred Units may be exchanged on any proposed Series E Exchange Date pursuant to this Section 7 unless at least 1,000 Series E Preferred Units, in the aggregate, are exchanged by one or more holders thereof on such Series E Exchange Date pursuant to Series E Exchange Notices (or if a holder owns less than 1,000 Series E Preferred Units, then all of the Series E Preferred Units held by the holder must be exchanged). Each holder of Series E Preferred Units that has delivered a Series E Exchange Notice to the General Partner may rescind such Series E Exchange Notice by delivering written notice of such rescission to the General Partner prior to the Series E Exchange Date specified in the applicable Series E Exchange Notice.

(ii)The exchange rate shall be proportionately adjusted upon subdivisions, stock splits, stock dividends, combinations and reclassification of Partnership Units and the common stock of the General Partner in order to preserve the relative economic values of the Partnership Units and the Series E Preferred Units.

(iii)In case the Partnership shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Partnership’s equity interests or sale of all or substantially all of the Partnership’s assets), in each case as a result of which Partnership Units will be converted into the right to receive shares of capital stock, other securities or other

70854562v4

property (including cash or any combination thereof), each Series E Preferred Unit will thereafter be convertible or exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Partnership Units or fraction thereof into which one Series E Preferred Unit was convertible or exchangeable immediately prior to such transaction.

(iv)Notwithstanding anything to the contrary in this Section 7(a):

1.A holder of Series E Preferred Units will not have the right to exchange Series E Preferred Units for Partnership Units if (1) in the opinion of counsel for the General Partner, the General Partner would no longer qualify or its status would be seriously compromised as a real estate investment trust under the Internal Revenue Code as a result of such exchange; or (2) such exchange would, in the opinion of counsel for the General Partner, constitute or be likely to constitute a violation of applicable securities laws.

2.No fractional units will be issued in connection with the exchange of Series E Preferred Units into Partnership Units. In lieu of fractional Partnership Units, the holder of the Series E Preferred Units to be exchanged shall be entitled to receive a cash payment in respect of any fractional unit in an amount equal to the fractional interest multiplied by the closing price of a common share of beneficial interest of the Trust on the date the Series E Preferred Units are surrendered for conversion by a holder thereof.

(b)Procedure for Exchange. Any exchange described in Section 7(a) above shall be exercised pursuant to a delivery of a Series E Exchange Notice to the General Partner by the holder who is exercising such exchange right, by (A) email and (B) by certified mail postage prepaid. The Series E Exchange Notice and certificates, if any, representing such Series E Preferred Unit to be exchanged shall be delivered to the office of the Partnership maintained for such purpose. Currently, such office is:

Centerspace, LP, a North Dakota Limited Partnership
Attn: General Counsel
800 LaSalle Avenue, Suite 1600
Minneapolis, MN 55402
Telephone: (952) 401-4811
Email: aolson@centerspacehomes.com

Any exchange hereunder shall be effective as of the close of business on the Series E Exchange Date. The holders of the exchanged Series E Preferred Units shall be deemed to have surrendered the same to the Partnership, and the Partnership shall be deemed to have issued Partnership Units at the close of business on the Series E Exchange Date.

(c)Payment of Series E Preferred Return. On the Series E Distribution Payment Date next following the Series E Exchange Date, the holders of Series E Preferred Units that exchanged on such date shall be entitled to Series E Preferred Return in an amount equal to (i) any unpaid Series E Preferred Return on the Series E Preferred Units that were exchanged and that accrued through the end of the quarterly period immediately prior to the quarterly period in which the

70854562v4

Series E Exchange Date occurred; (ii) a prorated portion of the Series E Preferred Return on the Series E Preferred Units that were exchanged and that accrued during the quarterly period in which the Series E Exchange Date occurred based on the number of days during the quarterly period through, but not including, the Series E Exchange Date, less (iii) any prorated amount of the distribution or dividend, if any, paid on the Partnership Units into which the Series E Preferred Units were exchanged for the quarterly period in which the Series E Exchange Date occurred again based on the number of days during the quarterly period through, but not including, the Series E Exchange Date.

8.Partnership Call Right.

(a)Conversion. The Partnership may require the holders of Series E Preferred Units to convert Series E Preferred Units into Partnership Units on the following terms and subject to the following conditions:

(i)At any time after the date hereof, the Partnership may require each holder of Series E Preferred Units to convert each of its Series E Preferred Units into 1.20482 Partnership Units. The Partnership may rescind a Series E Conversion Notice by delivering written notice of such rescission to each holder of Series E Preferred Units prior to the Series E Conversion Date specified in the applicable Series E Conversion Notice.

(ii)The conversion rate shall be proportionately adjusted upon subdivisions, stock splits, stock dividends, combinations and reclassification of Partnership Units and the common stock of the General Partner in order to preserve the relative economic values of the Partnership Units and the Series E Preferred Units.

(iii)In case the Partnership shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Partnership’s equity interests or sale of all or substantially all of the Partnership’s assets), in each case as a result of which Partnership Units will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series E Preferred Unit will thereafter be convertible or exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Partnership Units or fraction thereof into which one Series E Preferred Unit was convertible or exchangeable immediately prior to such transaction.

(iv)Notwithstanding anything to the contrary in this Section 8(a):

1.A holder of Series E Preferred Units will not have the obligation to convert Series E Preferred Units to Partnership Units unless (1) there is no accrued but unpaid Series E Preferred Return on the Series E Preferred Units to be converted (other than any amount that accrues during the quarterly period in which the Series E Conversion Date occurs); (2) the Shares have traded at a price of at least $83.00 per share in at least 15 of the previous 30 trading days prior to the date of the Series E Conversion Notice; and (3) the Partnership has made at least three consecutive quarterly distributions on the Partnership Units

70854562v4

at the rate of not less than $0.804 per quarter (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like).

2.No fractional units will be issued in connection with the conversion of Series E Preferred Units into Partnership Units. In lieu of fractional Partnership Units, the holder of the Series E Preferred Units to be converted shall be entitled to receive a cash payment in respect of any fractional unit in an amount equal to the fractional interest multiplied by the closing price of a common share of beneficial interest of the Trust on the date the Series E Preferred Units are surrendered for conversion by a holder thereof.

(b)Procedure for Conversion. Any conversion described in Section 8(a) above shall be exercised pursuant to a delivery of a Series E Conversion Notice by the General Partner to the holder, by (A) email and (B) by certified mail postage prepaid. The Series E Conversion Notice shall be delivered to the address of the holder as shown in the records of the Partnership. The certificates, if any, representing such Series E Preferred Unit to be converted shall be delivered to the office of the Partnership maintained for such purpose to held in safekeeping by the Partnership on behalf of the holders. Currently, such office is:

Centerspace, LP, a North Dakota Limited Partnership
Attn: General Counsel
800 LaSalle Avenue, Suite 1600
Minneapolis, MN 55402
Telephone: (952) 401-4811
Email: aolson@centerspacehomes.com

Any conversion hereunder shall be effective as of the close of business on the Series E Conversion Date. The holders of the exchanged Series E Preferred Units shall be deemed to have surrendered the same to the Partnership, and the Partnership shall be deemed to have issued Partnership Units at the close of business on the Series E Conversion Date.

(c)Payment of Series E Preferred Return. On the Series E Distribution Payment Date next following the Series E Conversion Date, the holders of Series E Preferred Units converted on such date shall be entitled to Series E Preferred Return in an amount equal to (i) a prorated portion of the Series E Preferred Return on the Series E Preferred Units that were converted and that accrued during the quarterly period in which the Series E Converted Date occurred based on the number of days elapsed during the quarterly period through, but not including, the Series E Conversion Date, less (ii) the prorated amount of the distribution or dividend, if any, paid on the Partnership Units into which the Series E Preferred Units were exchanged for the quarterly period in which the Series E Conversion Date occurred again based on the number of days during the quarterly period through, but not including, the Series E Exchange Date.

9.Voting Rights. With respect to the Series E Preferred Units, holders of the Series E Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners; provided, however, that no action may be taken to amend, alter or repeal any provision of the rights or preferences of the Series E Preferred Units if such amendment, alteration or repeal would result in the Series E Preferred Units no longer having a preference superior or prior to either the Partnership Units or the Series E Junior Preferred Units as to payment of distributions or distributions of assets. Notwithstanding the foregoing, the Partnership may create equity securities of the Partnership or securities convertible into equity securities of the

70854562v4

Partnership having a preference superior or prior to the Series E Preferred Units, provided that the creation of such new securities (or securities into which such new securities convert) does not result in the Series E Preferred Units (a) no longer having a preference superior or prior to either the Partnership Units or one or more Series E Junior Preferred Units, or any combination thereof, as to payment of distributions or distributions of assets, or (b) no longer having parity with one or more Series E Parity Preferred Units as to the payment of distributions or distributions of assets.

10.Allocation of Profit and Loss. For the avoidance of doubt, Section 5.01, as set forth in the Partnership Agreement, continues in full force and effect as amended hereby.

11.Restrictions Included in Contribution Agreement. Each holder of Series E Preferred Units acknowledges and agrees that, notwithstanding anything to the contrary in this Amendment or the Partnership Agreement, (a) the transfer or exchange of a portion of the Series E Preferred Units are restricted by the provisions of the Partnership Agreement and, if applicable, the Contribution Agreement dated June 3, 2021 between the Partnership and the initial holder of the Series E Preferred Units, and (b) each such holder shall not transfer or exchange any Series E Preferred Units in violation of any such restrictive provisions.

Other Amendments; Miscellaneous

12.Defined Term. The definition of “Preferred Return” in Article I of the Partnership Agreement (Definitions) is hereby amended in its entirety to read as follows:

“Preferred Return” shall mean the Series C Preferred Return, the Series D Preferred Return, the Series E Preferred Return and the preferred return of any additional series of Preferred Units as defined in this Partnership Agreement, as amended or supplemented.

13.Exercise of Exchange Right for Common Units Received Upon Conversion of Series E Preferred Units. Under Section 8.05(a) of the Partnership Agreement, a Limited Partner may exercise an Exchange Right with respect to all or a portion of the Partnership Units held by such Limited Partner on or after the date which is one year after the acquisition by such Limited Partner of such Partnership Units. With respect to Partnership Units received upon the conversion of Series E Preferred Units, the owner of such Partnership Units shall be deemed, for purposes of Section 8.05(a), to have acquired such Partnership Units on the date such Limited Partner (or a predecessor to such Limited Partner) acquired the related Series E Preferred Units, with the effect that the period during which such Limited Partner (and, if applicable, any predecessor to such Limited Partner) owned the related Series E Preferred Units shall be added to the period during which such Limited Partner owned such Partnership Units for purposes of determining whether such one-year hold period has been satisfied.

14.Section 8.06(a) and (b). Based on current circumstances, it is anticipated that Rule 144 would be available for resale of the IRET Shares issued upon conversion or exchange of Series E Preferred Units if such conversion were to occur more than six (6) months after receipt of the Series E Preferred Units. Series E Preferred Unitholders and the holders of IREIT Shares issued upon conversion or exchange of Series E Preferred Units shall not be permitted to rely on the registration rights contained in Paragraphs 8.06(a) and (b) of the partnership agreement at any time that IREIT Shares issued upon conversion or exchange of Series E Preferred Units may be sold pursuant to Rule 144 under the Securities Act of 1933.

15.Permissible Transferees. For the purpose of clarity, transfers of partnership interests shall be permissible to charitable remainder trusts, charities and similar transferees to the extent such transfers otherwise satisfy the transfer requirements of the limited partnership agreement.

70854562v4

16.Section 9.02(b). The sentence in Section 9.02(b) of the Partnership Agreement is hereby amended in its entirety to read as follows:

No Limited Partner may affect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest or the Partnership under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or would otherwise require registration of either under, or violate any applicable federal or state securities or blue sky law or regulation (including investment suitability standards).

17.Governing Law. This Amendment shall be interpreted and enforced according to the laws of the State of North Dakota without giving effect to its conflict of law principles.

18.Full Force and Effect. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

[The remainder of this page intentionally left blank]

70854562v4

    In witness whereof, the undersigned have executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

Centerspace, Inc., a North Dakota corporation

By:
Name:
Title:

and

By:
Name:
Title:

[Signature page to Second Amendment to Amended and Restated Agreement of Limited Partnership]

70854562v4